Short-Term Bond Fund of America
August 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$32,923.00
Class B	$2.00
Class C	$226.00
Class T*	$-
Class F-1	$1,292.00
Class F-2	$4,382.00
Class F-3	$1,364.00
Total	$40,189.00
Class 529-A	$3,179.00
Class 529-B*	$-
Class 529-C	$177.00
Class 529-E	$122.00
Class 529-T*	$-
Class 529-F-1	$728.00
Class R-1	$12.00
Class R-2	$130.00
Class R-2E	$3.00
Class R-3	$381.00
Class R-4	$334.00
Class R-5	$140.00
Class R-5E*	$-
Class R-6	$16,394.00
Total	$21,600.00
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.10
Class B	$0.03
Class C	$0.03
Class T	$0.06
Class F-1	$0.10
Class F-2	$0.12
Class F-3	$0.09
Class 529-A	$0.10
Class 529-B	$0.03
Class 529-C	$0.03
Class 529-E	$0.07
Class 529-T	$0.06
Class 529-F-1	$0.12
Class R-1	$0.03
Class R-2	$0.03
Class R-2E	$0.05
Class R-3	$0.07
Class R-4	$0.10
Class R-5E	$0.12
Class R-5	$0.13
Class R-6	$0.13
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	310996
Class B	-
Class C	6904
Class T	1
Class F-1	13637
Class F-2	30608
Class F-3	21166
Total	383312
Class 529-A	32131
Class 529-B	-
Class 529-C	6597
Class 529-E	1676
Class 529-T	1
Class 529-F-1	6537
Class R-1	449
Class R-2	4576
Class R-2E	60
Class R-3	5506
Class R-4	3736
Class R-5	1125
Class R-5E	1
Class R-6	138787
Total	201182
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$9.97
Class B	$-
Class C	$9.86
Class T	$9.98
Class F-1	$9.97
Class F-2	$9.97
Class F-3	$9.98
Class 529-A	$9.97
Class 529-B	$-
Class 529-C	$9.83
Class 529-E	$9.96
Class 529-T	$9.98
Class 529-F-1	$9.97
Class R-1	$9.85
Class R-2	$9.84
Class R-2E	$9.97
Class R-3	$9.96
Class R-4	$9.97
Class R-5E	$9.98
Class R-5	$9.98
Class R-6	$9.97
*Amounts less than one thousand